                                                                    EXHIBIT 4.6



                              MEDAPHIS CORPORATION
                  NON-EMPLOYEE DIRECTOR STOCK OPTION AGREEMENT

         THIS AGREEMENT ("Agreement") is made as of the ____ day of __________, ______, by and between MEDAPHIS CORPORATION, a corporation organized and doing business under the laws of the State of Delaware (the "Company"), and __________________ (the "Optionee").

                              W I T N E S S E T H:

         WHEREAS, the Optionee has been granted an option to purchase the number of shares of voting common stock, par value $.01 per share ("Common Stock"), of the Company allocated to such Optionee under the formula contained in the Medaphis Corporation Non-Employee Director Stock Option Plan (the "Plan"), and the Board of Directors of the Company (the "Board"), as administrator of the Plan, wishes for the Optionee and the Company to enter into this Agreement to provide for certain matters relating to such option;

         WHEREAS, Optionee is a director of the Company and is not an employee of the Company (a "Non-Employee Director");

         WHEREAS, the Company and the Optionee wish to confirm the terms and conditions of the option; and

         WHEREAS, capitalized terms used and not otherwise defined herein shall have the meaning provided to such terms in the Plan.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, it is hereby agreed between the parties hereto as follows:

         1. Grant of Option. Upon and subject to the terms, restrictions, limitations and conditions stated herein and in the Plan, the Company hereby grants to the Optionee an option (the "Option") to purchase all or any part of ____ Thousand (_______) shares of Common Stock (hereinafter, the "Option Shares"), effective as of the date first written above.



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



         2. Terms and Exercise of Option. Subject to the provisions of Section 6 of this Agreement:

                  (a) The Optionee shall have the right to exercise the Option at any time and from time to time, subject to Section 2(b)(1) and
         Section 4, with respect to that portion of the Option Shares (which have not been previously exercised) determined by the application of the following vesting schedule:



                      Years From                              Percent
                     Date of Grant                    Vested and Exercisable
                     -------------                    ----------------------

                      Less than 1                                0%
                           1                                    20%
                           2                                    40%
                           3                                    60%
                           4                                    80%
                           5                                   100%

                  (b) The Option shall expire, terminate and no longer be exercisable upon the earlier to occur of:

                           (1) the date which is eleven (11) years from the date of grant; or

                           (2)  the date set forth in Section 4 hereof.

                  (c) The Option may be exercised with respect to all or any portion of the Option Shares at any time following the date which is six (6) months after the later of (i) the date of grant of such Option or (ii) the date the stockholders of the Company approve the Plan, and from time to time, to the extent determined under Section 2(a) hereof and until the expiration of the period set forth in
         Section 2(b) hereof, by delivery to the Company, at its principal place of business in Atlanta, Georgia, of the written Notice of Exercise in the form attached hereto as Exhibit A, which is incorporated herein by reference, specifying the number of shares of Common Stock with respect to which the Option is being exercised and signed by the Optionee or the personal representative of the Optionee pursuant to Section 4(b) hereof, and payment of the exercise price. Upon acceptance of such notice and receipt of payment in full, the Company shall cause to be issued a certificate representing the shares of Common Stock purchased.

                  (d) The Optionee, or the personal representative of the Optionee pursuant to Section 4(b) hereof, shall have no rights as a stockholder with respect to any shares covered by the Option until the issuance of a stock certificate to the Optionee for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities



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         or other property), distributions or other rights on or with respect to shares of Common Stock purchased pursuant to the Option for which the record date for such dividend, distribution or other right is prior to the date of exercise of the Option, except as provided in
         Section 5 hereof.

         3.       Exercise Price. The Optionee must pay to the Company
$______ per share for the Common Stock acquired pursuant to the exercise of the Option. The Option exercise price shall be paid in full at the time of exercise
(a) in cash, (b) by tendering Common Stock then owned (which has been held for the preceding six (6) months) and properly endorsed to the Company having a Fair Market Value equal to the Option exercise price, or (c) partly in cash and partly in Common Stock (which has been held for the preceding six (6) months) valued at Fair Market Value, at the election of the Recipient. The Fair Market Value of any such tendered Shares shall be determined as of the close of the business day immediately preceding the day on which the certificate is received by the office of the Secretary of the Company.

         4.       Termination of Option.

                  (a) If the Optionee ceases to be a Non-Employee Director of the Company for any reason (including failure to be elected or failure to stand for election) other than as set forth in Section 4(b), the Option or any portion thereof which is not vested on the date of such termination of Optionee's service shall be automatically forfeited as of such termination date and the vested portion of the Option which is unexercised on such termination date shall expire, terminate and become unexercisable after the earlier to occur of the expiration of (i) three (3) months after the date of the Optionee's termination of services as a director pursuant to this Section 4(a), or (ii) eleven years after the date first written above.

                  (b) Notwithstanding any other provision hereof to the contrary, if the Optionee ceases to be a Non-Employee Director of the Company by reason of retirement, death, or permanent and total disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the "Code")), the Option or any portion thereof which is unexercised shall immediately become fully exercisable and shall expire, terminate and become unexercisable after the earlier to occur of the expiration of (i) six (6) months after the date of termination of Optionee's services as a director pursuant to this Section 4(b), or (ii) eleven years after the date first written above. For purposes of this Agreement, the term "by reason of retirement" means mandatory retirement pursuant to established Board policy.

         5. Change in Control. If the Company agrees to sell all or substantially all of its assets for cash or property or for a combination of cash and property or agrees to any merger, consolidation, reorganization or other corporate transaction in which Common Stock is converted into another security or into the right to receive securities or property, or in the event of a Change in Control of the Company or a tender or exchange offer is made for Common Stock other than by



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the Company, the Option shall, on the date immediately preceding the effective date of a transaction contemplated by this Section 5, become fully vested and immediately exercisable and the Optionee shall be entitled to receive (at Optionee's election) upon exercise of such Option and payment of the applicable Option exercise price, either (1) the number of Shares subject to such Option, or (2) a cash payment, the amount of which shall be determined by the Board by multiplying the number of shares subject to such Option by the Fair Market Value of the Common Stock; provided, however, that in the event the transaction contemplated by this Section 5 involves a merger to be accounted for under the "pooling of interests" accounting method, then the Board shall have the authority hereunder to modify the rights of the Optionee under this Section 5 to the extent necessary in order to preserve the "pooling of interests" accounting treatment for such merger.

         6. General Restrictions. If there is no registration statement covering the Shares in effect under the Securities Act of 1933, as amended, then notwithstanding anything contained herein to the contrary, no purported transfer or exercise of the Option shall be effective without the written opinion of counsel to the Company that the Common Stock to be acquired pursuant to the exercise of the Option is being acquired in accordance with the terms of an applicable exemption from the registration requirements of applicable federal and state securities laws.

         7.       Limitation of Rights.

                  (a) No Stockholder Rights. Neither the Optionee nor the Optionee's successor or successors in interest shall have any rights as a stockholder of the Company with respect to the Shares subject to the Option until the date of issuance of a certificate for such Shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date the certificate is issued, except as otherwise provided in this Agreement.

                  (b) Limitation as to Directorship. Neither this Agreement, nor the granting of the Option evidenced hereunder, nor any other action taken pursuant hereto shall constitute or be evidence of any agreement or understanding, express or implied, that the Optionee has a right to continue as a director for any period of time.

         8. No Obligation to Exercise Option. The granting of an Option shall impose no obligation upon the Optionee to exercise the Option.

         9. Governing Laws. This Agreement shall be construed, administered and enforced according to the laws of the State of Delaware; provided, however, that no Option may be exercised except, in the reasonable judgment of the Board, in compliance with exemptions under applicable state securities laws of the state in which the Optionee resides, and/or any other applicable securities laws.



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         10.      Transferability. The Option shall not be assignable or
transferable by the Optionee other than (i) to the spouse, children or grandchildren of the Optionee ("Immediate Family Members"), (ii) to a trust or trusts for the exclusive benefit of such Immediate Family Members, (iii) to a partnership in which such Immediate Family Members are the only partners, (iv) to an entity exempt from federal income tax pursuant to Section 501(c)(3) of the Code or any successor provision, or (v) to a split interest trust or pooled income fund described in Section 2522(c)(2) of the Code or any successor provision; provided, however, that (x) there shall be no consideration for any such transfer, and (y) other transfers by the Optionee, or any subsequent transfer of transferred Options by a transferee, shall be prohibited, except those by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended; and provided, further, that following transfer, for purpose of elections to exercise the Option and the sale or merger and change in control provisions of the Plan and of Section 5 of this Agreement, the terms "Non-Employee Director," as used in the Plan, and "Optionee," as used in this Agreement, shall be deemed to include the transferee, but the Option otherwise shall continue to be subject to the same terms and conditions that were applicable immediately prior to transfer, including without limitation the provisions of Section g(1) of the Plan and
Section 4 of this Agreement, which shall apply so that in the event the Optionee ceases for any reason to be a Non-Employee Director of the Company, then the Option shall be exercisable by the transferee only to the extent and for the periods specified in this Agreement. The Company shall have no obligation to register with any federal or state securities commission or agency any Common Stock issuable or issued under the Option in the event that the Option has been transferred by the Optionee under Section 5(h) of the Plan or under this Section 10.

         11. Successors. This Agreement shall be binding upon and inure to the benefit of the heirs, legal representatives, successors and permitted assigns of the parties.

         IN WITNESS WHEREOF, the parties have executed and sealed this Agreement on the day and year first written above.

                                      MEDAPHIS CORPORATION



                                      By:
                                          -------------------------------------
                                          Name:
[CORPORATE SEAL]                          Title:
ATTEST:



----------------------------------
Name:
Title:



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                                     OPTIONEE



                                                                         (Seal)
                                     ------------------------------------
                                     Name:



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                                   EXHIBIT A


                   NOTICE OF EXERCISE OF MEDAPHIS CORPORATION
                 NON-EMPLOYEE DIRECTOR STOCK OPTION TO PURCHASE
                      COMMON STOCK OF MEDAPHIS CORPORATION





                                     Name:
                                              ---------------------------------
                                     Address:
                                              ---------------------------------

                                              ---------------------------------
                                     Date:
                                              ---------------------------------



Medaphis Corporation
2840 Mt. Wilkinson Parkway
Suite 300
Atlanta, Georgia  30339
Attn:    President

         Re:      Exercise of Medaphis Corporation Non-Employee Director Stock
                  Option

Ladies and Gentlemen:

         Subject to acceptance hereof in writing by Medaphis Corporation (the "Company") pursuant to the provisions of the Medaphis Corporation Non-Employee Director Stock Option Plan, I hereby elect to exercise options granted to me to purchase __________ shares of Common Stock, par value $.01 per share, of the Company under the Medaphis Corporation Non-Employee Director Stock Option Agreement dated the ____ day of ____________, _____, at a price of $_______ per share.

         Enclosed is $__________________ for the full purchase price in the form of ________________________.



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


         As soon as the Stock Certificate is registered in my name, please deliver it to me at the above address.

                                                     Very truly yours,



                                     ------------------------------------------
                                     Name:




--------------------------------------------------------------------------------






AGREED TO AND ACCEPTED:


MEDAPHIS CORPORATION


By:
   --------------------------------------

Title:
      -----------------------------------

Number of Shares
Exercised:
          -------------------------------

Number of Shares
Remaining:
          -------------------------------



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